______________________, 2014

CB Pharma Acquisition Corp.

24 New England Executive Park, Suite 105

Burlington, Massachusetts 01803

EarlyBirdCapital, Inc.

275 Madison Avenue, 27th Floor

New York, New York 10016

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between CB Pharma Acquisition Corp., a Cayman Islands Company (the “Company”), and EarlyBirdCapital, Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one right (“Right”) to receive one-tenth of one Ordinary Share upon consummation of the Company’s initial Business Combination, and one warrant, each warrant exercisable for one half of one Ordinary Share (“Warrant”) upon consummation of the Company’s initial Business Combination. Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.          If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.          (a) In the event that the Company fails to consummate a Business Combination within the required time period set forth in the Company’s Memorandum and Articles of Association as the same may be amended from time to time, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b)          The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to any Insider Shares or Private Units beneficially owned by the undersigned (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Rights or Warrants, all of which will terminate on the Company’s liquidation.

(c)          [In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided that such indemnity shall not apply if such vendor or prospective target business executes an agreement waiving any claims against the Trust Fund.]1

3.          The undersigned will escrow all of his/her/its Insider Shares pursuant to the terms of a Share Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

4.          Intentionally Omitted.

5.          In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6.          The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

1 Coronado Biosciences Insider Letter Only

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7.          Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment for services rendered prior to, or in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to (i) repay the non-interest bearing loan in an aggregate amount of $200,000 and working capital loans made by the undersigned to the Company in cash upon consummation of the Business Combination or, at the undersigned’s discretion, with respect to up to an aggregate of $500,000 of working capital loans from all lenders, by converting such loans into units at a price of $10.00 per unit, as more fully described in the Registration Statement, (ii) pay $10,000 per month to Coronado Biosciences, Inc., an affiliate of the undersigned, for office space and related services and (iii) reimburse the undersigned and any affiliate of the undersigned for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8.          Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

9.          The undersigned agrees to be the _________________ of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a)	he has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him or any partnership in which he was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	he has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c)	he has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

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(f)	he has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

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(l)	he was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he has never been subject to any order of the SEC that orders him to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

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(r)	he is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10.         The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as ________________ of the Company.

11.         The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto.

12.         The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination.

13.         [In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]2

14.         This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.

2 Coronado Biosciences Insider Letter Only

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15.         As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that will be purchased in a private placement upon the full or partial exercise of the underwriter’s over-allotment option for the Company’s IPO; (vi) “Memorandum and Articles of Association” shall mean the Company’s memorandum and articles of association, as the same may be amended and restated from time to time; (vii) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

16.         Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.         No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

18.         The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Print Name of Insider

Signature

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